REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION AGREEMENT (this "Agreement") is made as of the       day
of February, 1998, among and between LARSON DAVIS INCORPORATED, a Nevada corporation (the "Company"), and the undersigned INVESTOR (the "Investor" or collectively, with other Investors, the "Investors").

                                    Premises

     A. The Company has, contemporaneous with the execution of this Agreement, issued and sold units (the "Units") to the Investor, each Unit consisting of 35 shares of preferred stock designated as the 1998 Series A Preferred Stock of the Company, par value $0.001 (the "Preferred Stock"), and 7,000 common stock purchase warrants (the "Warrants").

     B. In order to induce the Investor to purchase, and the Company to issue, the Units (consisting of Preferred Stock and Warrants), the Investors and the Company hereby agree that this Agreement shall govern the rights of the parties with respect to the ownership, transferability, and registration of the Units, the Preferred Stock, the Warrants, the Conversion Shares, and the Warrant Shares, as those terms are defined below.

                                   Agreement

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants of the parties set forth herein, the parties hereby agree as follows:

     1.   Definitions.  For purposes of this Agreement:

          (a) "Common Stock" shall mean the common stock of the Company, par value $0.001.

          (b) "Conversion Shares" means the Common Stock issuable on conversion of the Preferred Stock.

          (c) "Exchange Act" means the Securities Exchange Securities Act of 1934, as amended.

          (d) "Holder" means the Investor or any permitted assignee of the Investor, if the transfer to such assignee has been recorded in the corporate books and records of the Company, in accordance with the provisions of this Agreement.

          (e) "Offering" refers to the private placement of the Units by the Company.

          (f) "Preferred Stock" means the preferred stock, par value $0.001, of the Company that is designated as its "1998 Series A Preferred Stock."

          (g) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

          (h) "Registrable Securities" means the Conversion Shares issuable on conversion of the Preferred Stock and the Warrant Shares issuable on exercise of the Warrants so long as such securities are "Restricted Securities."

          (i) "Registration Statement" means the registration statement to be filed with the SEC by the Company under the terms of this Agreement.

          (j) "Restricted Securities" means the Units, the shares of Preferred Stock, and Warrants included therein, and the shares of Common Stock issuable on conversion of the Preferred Stock and on exercise of the Warrants until such time as such securities (i) have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering the transaction or (ii) have been held, either separately or in the aggregate, to the extent tacking is permitted under the Securities Act, for the period specified in subsection (k) of Rule 144 (or any similar provision then in force) under the Securities Act, so as to permit the sale of such shares under Rule 144.

          (k)  "Securities Act" means the Securities Act of 1933, as amended.

          (l)  "SEC" means the Securities and Exchange Commission.

          (m) "Warrant Shares" means the shares of Common Stock issuable on exercise of the Warrants.

     2. Units. Each Unit consists of 35 shares of Preferred Stock and 7,000 Warrants.

          (a) The Preferred Stock has the rights, privileges, and preferences set forth in the Designation of Rights, Privileges and Preferences of the 1998 Series A Preferred Stock filed under the corporate laws of the state of Nevada. Each share of Preferred Stock is convertible, at any time after 90 days subsequent to their issuance, into shares of Common Stock (the "Conversion Shares"), subject to the registration requirements of the Securities Act or the availability of an exemption from such registration requirements which must be established to the reasonable satisfaction of the Company and its legal counsel. On their issuance, the Conversion Shares shall be Restricted Securities and shall bear on their face a legend to the foregoing effect.

          (b) Each Warrant gives the Holder the right to acquire a share of Common Stock (the "Warrant Shares") at an exercise price of $4.50 per share. Under the terms of the Warrants, they are exercisable at any time before the earlier of July 30, 2000, or 30 days after the Company provides written notice to the Holders if the closing price of the Common Stock of the Company exceeds $6.50 for 20 consecutive trading days and a registration statement covering the resale of the Common Stock issuable on exercise has been effective for at least 90 days. The exercise of the Warrants and the acquisition of the underlying Warrant Shares are subject to the registration requirements of the Securities Act or the availability of an exemption from such registration requirements, which must be established to the reasonable satisfaction of the Company and its legal counsel. On their issuance, the Warrant Shares shall be Restricted Securities, and shall bear on their face a legend to the foregoing effect. The holders of the Warrants, as such, shall not have rights as shareholders of the Company.

     3.   Registration by the Company.

          (a) The Units, the Preferred Stock, and the Warrants are Restricted Securities and the Conversion Shares and Warrant Shares, when issued, shall be Restricted Securities. The Company has no obligation to register the Units, the Preferred Stock, or the Warrants or make any exemption from the registration requirements of the Securities Act and applicable state securities law available in order to permit the sale or transfer of the Units, the Preferred Stock, or the Warrants by Investors.

          (b) The Company agrees to register the resale by the Holders of the Conversion Shares and the Warrant Shares and to bear all costs related to such registration. On or before April 1, 1998, the Company will file an appropriate Registration Statement with the SEC and will thereafter use commercially reasonable best efforts to seek the effectiveness of such registration statement within 120 days after the completion of the Offering.

     4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall proceed diligently and in good faith to:

          (a) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than two (2) years from the date of exercise of the Warrants, or such shorter period which will terminate when all securities covered by such Registration Statement have been sold or withdrawn; cause the prospectus which is part of the Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the prospectus;

          (b) Notify any Holder of Common Stock covered by the Registration Statement (the "Selling Shareholders") when a prospectus is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the SEC and furnish to Selling Shareholders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (c) Enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such securities;

          (d) Use its best efforts to cause all securities of Selling Shareholders included in such Registration Statement to be listed, by the date of the first sale of securities pursuant to such Registration Statement, on each securities or trading exchange on which the Company's securities of the same class are then listed or proposed to be listed, if any;

          (e) On or prior to the date on which the Registration Statement is declare effective, use its best efforts to register or qualify, and cooperate with Selling Shareholders, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of, the securities of Selling Shareholders covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as Selling Shareholders or the underwriter reasonably requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendment or renewals, during the period such Registration Statement is required to be keep effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the securities of Selling Shareholders covered by the Registration Statement; provided that, the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (2) consent to general service of process in any such jurisdiction, or (3) subject itself to general taxation in any such jurisdiction;

          (f) Cooperate with Selling Shareholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold by Selling Shareholders under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Selling Shareholders may request; and

          (g) Use it best efforts to cause the securities of Selling Shareholders covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable Selling Shareholders or the underwriter or underwriters, if any, to consummate the disposition of such securities.

     5.   Cooperation by the Holder.

          (a) The Holder shall furnish to the Company in writing such information and affidavits as the Company may reasonably require in connection with any registration, qualification, or compliance with respect to such securities. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the securities of any Selling Shareholder that such Selling Shareholder shall furnish to the Company such information regarding the Selling Shareholder, the securities to be registered and other securities in the Company held, and the intended method of disposition of such securities as shall be required to effect the registration of such securities.

          (b) By exercising the Warrants, Holder shall be deemed to have confirmed at the time of such exercise the continuing accuracy of the information respecting their status as accredited investors and the suitability of an investment in the Common Stock for them that is contained herein, all except as such investors may then advise the Company in writing. The Company may also require, as a condition precedent to exercise, that Holder complete and deliver to the Company a suitability letter containing representations and warranties regarding suitability of the investment of like tenor to those contained herein.

          (c) Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (b) of section 4.2, will forthwith discontinue disposition of the securities until their receipt of copies of the supplemented or amended prospectus contemplated by paragraph (b) of section 4.2 or until they are advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company all copies, other than permanent file copies then in their possession, of the prospectus covering such securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in paragraph (a) of section 4.2 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Holder shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (b) of section
     4.2 hereof or the Advice.

          (d) At the end of any period during which the Company is obligated to keep any Registration Statement current and effective (and any required extensions), Holder shall discontinue sales of securities pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the securities covered by such Registration Statement which remain unsold, and Holder shall notify the Company of the number of securities registered which remain unsold promptly after receipt of such notice from the Company.

          (e) Holder acknowledge that the registration of the resale of the securities or the availability of an exemption from registration in certain states may impose certain limitations and conditions on the manner and nature of such sales. The Company shall advise Holder in writing of such registration or exemption and the related limitations and conditions from time to time. Holder shall be solely responsible for his or her own compliance with such limitations and conditions.

     6. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications, including (without limitation) all registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

     7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     8. Indemnification. In the event any Registrable Securities are included in a registration statement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
     Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing provision, the Holder's indemnification obligation under this subparagraph shall not exceed the amount received by such Holder on the sale of securities pursuant to the registration statement.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph.

          (d) If the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provision, the contribution obligation of each Holder shall not exceed the amount received by that Holder from the sale of securities pursuant to the registration statement.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this paragraph shall survive the completion of any offering of Registrable Securities pursuant to a registration statement.

     9. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell the Conversion Shares issuable on conversion of the Preferred Stock, or the Warrant Shares issuable on exercise of the Warrants, the Company agrees to:

          (a) use commercially reasonable best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times that there are shares of Common Stock issued and outstanding that are Registrable Securities;

          (b) use commercially reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) use commercially reasonable efforts to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request
     (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to the appropriate registration form; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     10. Transfer of Registration Rights. The rights and all related obligations under this Agreement shall automatically be transferred to and binding on any transferee or assignee of the Common Stock; provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) the transfer or assignment is in compliance with the Securities Act and applicable state securities law or an exemption from the registration requirements of the Securities Act and applicable state securities laws; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

     11. "Market Stand-Off" Agreement. In order to facilitate the possibility of future public offerings of Common Stock, Conversion Shares, and Warrant Shares, such Conversion Shares and Warrant Shares will be subject to the contractual restriction that, in the absence of the consent of the underwriter for any such offering, (a) none of such shares shall be sold in any public trading market for a period of 90 days after the effectiveness of any underwritten public offering and (b) subsequent sales shall be limited to 1% of the number of shares of Common Stock then issued and outstanding during any four week period during the twelve weeks thereafter. Holders agree that during the above restricted period they will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) Conversion Shares or Warrant Shares at any time during such period except securities included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Conversion Shares or Warrant Shares of each Holder, which shall be binding on any assignee or successor of such Holder (and the shares or securities of every other person subject to the foregoing restriction), until the end of such restricted period.

     12.  Miscellaneous.

          (a) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (b) This Agreement shall be governed by and construed under the laws of the state of Nevada.

          (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (e) Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days' advance written notice to the other parties. For the purposes of any notice required to be given to Holders, the Company can rely on the address for the registered holder of the securities in question as reflected on its stock transfer records and such notice shall be deemed adequate notice to the original or any subsequent Holder.

          (f) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (g) The parties hereby specifically acknowledge that monetary damages for breach of this Agreement may be difficult to determine and/or inadequate to compensate the parties for such breach and hereby agree that, in the event of any breach, the parties, in addition to any other remedies they may have under the terms of this Agreement or at law, shall have the right to bring an action in equity for an injunction against the breach or threatened breach or seeking specific performance of the obligations of the other party under the terms of this Agreement.

          (h) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          (i) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          (j) All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          (k) This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          The Company:

                                          LARSON DAVIS INCORPORATED


                                          By
                                            Andrew Bebbington, President

                                          Address: 1681 West 820 North
                                                   Provo, Utah 84601


                                          INVESTOR:


                                          By

                                          Address: